EXHIBIT 21


                        MEDTRONIC, INC. AND SUBSIDIARIES
                        --------------------------------

NAME OF COMPANY                                               JURISDICTION OF
---------------                                               ---------------
                                                              INCORPORATION
                                                              -------------
Arterial Vascular Engineering B.V.                            Netherlands
Arterial Vascular Engineering Canada, Inc.                    Canada
Arterial Vascular Engineering Espana, S.L.                    Spain
Arterial Vascular Engineering GmbH                            Germany
Arterial Vascular Engineering Italia, S.r.l.                  Italy
Arterial Vascular Engineering Netherlands Holding B.V.        Netherlands
Arterial Vascular Engineering Portugal S.A.                   Portugal
Arterial Vascular Engineering UK Limited                      United Kingdom
AVE Connaught                                                 Ireland
AVE Galway Ltd.                                               Ireland
AVE Ireland Holdings ULC                                      Ireland
AVE Ireland Limited                                           Ireland
AVE Manufacturing, Inc.                                       California
AVECOR Cardiovascular Limited                                 United Kingdom
Bakken Research Center, B.V.                                  Netherlands
Bard Japan Limited                                            Japan
B.V. Medtronic FSC                                            Netherlands
Cardiotron Medizintechnik G.m.b.H.                            Germany
Danek Capital Corporation                                     Delaware
Danek Medical, Inc.                                           Tennessee
Dantec Elettronica Srl                                        Italy
India Biomedical Investment Limited                           Minnesota
India Medtronic Private Limited                               India
INFIN (International Finance) C.V.                            Netherlands
InStent Europe B.V.                                           Netherlands
IntellX, L.L.C.                                               Delaware
Kobayashi Sofamor Danek K.K.                                  Japan
Medical Education K.K.                                        Japan
Med Rel, Inc.                                                 Minnesota
Medtronic AB                                                  Sweden
Medtronic (Africa) (Proprietary) Limited                      South Africa
Medtronic Asia, Ltd.                                          Minnesota
Medtronic Asset Managment, Inc.                               Minnesota
Medtronic Australasia Pty. Limited                            Australia
Medtronic AVE, Inc.                                           Delaware
Medtronic AVECOR Cardiovascular, Inc.                         Minnesota
Medtronic B.V.                                                Netherlands
Medtronic Belgium, S.A.                                       Belgium
Medtronic Bio-Medicus, Inc.                                   Minnesota
Medtronic of Canada, Ltd.                                     Canada


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Medtronic China, Ltd.                                         Minnesota
Medtronic Comercial Ltda.                                     Brazil
Medtronic de Venezuela S.A.                                   Venezuela
Medtronic Dominicana, C. por A.                               Dominican Republic
Medtronic Europe Capital Corp.                                Cayman Islands
Medtronic Europe N.V.                                         Belgium
Medtronic Europe S.A.                                         Switzerland
Medtronic Foundation (non-profit corporation)                 Minnesota
Medtronic France S.A.S.                                       France
Medtronic Functional Diagnostics A/S                          Denmark
Medtronic Functional Diagnostics Asia Limited                 Hong Kong
Medtronic Functional Diagnostics SA/NV                        Belgium
Medtronic Functional Diagnostics Zinetics, Inc.               Utah
Medtronic Functional Diagnostics, Inc.                        New Jersey
Medtronic G.m.b.H.                                            Germany
Medtronic Hellas Medical Device Commercial S.A.               Greece
Medtronic Iberica, S.A.                                       Spain
Medtronic InStent (Israel) Ltd.                               Israel
Medtronic International, Ltd.                                 Delaware
Medtronic International Technology, Inc.                      Minnesota
Medtronic Interventional Vascular, Inc.                       Massachusetts
Medtronic Ireland Limited                                     Ireland
Medtronic Ireland Manufacturing Limited                       Ireland
Medtronic Italia S.p.A.                                       Italy
Medtronic Japan Capital Corp.                                 Cayman Islands
Medtronic Japan Co., Ltd.                                     Japan
Medtronic Korea Co., Ltd.                                     Korea
Medtronic Latin America, Inc.                                 Minnesota
Medtronic Limited                                             United Kingdom
Medtronic Medical Appliance Technology and Service
  (Shanghai) Ltd.                                             China
Medtronic Mediterranean SAL                                   Lebanon
Medtronic Mexico S. de. R.L. de C.V.                          Mexico
Medtronic Micro Interventional Systems, Inc.                  Minnesota
Medtronic Micro Motion Sciences, Inc.                         Delaware
Medtronic Oesterreich Ges.m.b.H.                              Austria
Medtronic OY                                                  Finland
Medtronic PercuSurge, Inc.                                    Delaware
Medtronic Physio-Control B.V.                                 Netherlands
Medtronic Physio-Control Corp.                                Washington
Medtronic Physio-Control International, Inc.                  Washington
Medtronic Physio-Control Limited                              United Kingdom
Medtronic Physio-Control Manufacturing Corp.                  Washington
Medtronic Portugal - Comercio e Distribuiacao de Aparelhos
  Medicos Lda                                                 Portugal


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Medtronic PS Medical, Inc.                                    California
Medtronic Puerto Rico, Inc.                                   Minnesota
Medtronic S. de R.L. de C.V.                                  Mexico
Medtronic S.A.I.C.                                            Argentina
Medtronic (Schweiz) A.G.                                      Switzerland
Medtronic (Shanghai) Ltd.                                     China
Medtronic Sofamor Danek Deggendorf GmbH                       Germany
Medtronic Sofamor Danek France SAS                            France
Medtronic Sofamor Danek GmbH                                  Germany
Medtronic Sofamor Danek, Inc.                                 Indiana
Medtronic Sofamor Danek USA, Inc.                             Tennessee
Medtronic Synectics A.B.                                      Sweden
Medtronic Technologies Holland, B.V.                          Netherlands
Medtronic Technologies, Inc.                                  Minnesota
Medtronic (Thailand) Limited                                  Thailand
Medtronic Treasury International, Inc.                        Minnesota
Medtronic Treasury Management, Inc.                           Minnesota
Medtronic U.K. Capital Corp.                                  Cayman Islands
Medtronic USA, Inc.                                           Minnesota
Medtronic PS Medical, Inc.                                    California
Medtronic World Trade Corporation (Israel)                    Minnesota
Medtronic Xomed France SAS                                    France
Medtronic Xomed, Inc.                                         Delaware
Medtronic Xomed U.K. Ltd.                                     England
Medtronic-Mediland (Taiwan) Ltd.                              Taiwan
Medtronic-Vicare AS                                           Denmark
Medtronic-Vingmed AS                                          Norway
Milu S.A.                                                     Luxembourg
PercuSurge, S.A.                                              France
Physio-Control GmbH                                           Germany
Physio-Control Hungaria Kereskedelmi Kft.                     Hungary
Physio-Control Italia s.r.l.                                  Italy
Physio-Control Medizintechnik                                 Austria
Physio-Control Poland Sp. zo.o                                Poland
Proprietary Extrusion Technologies, Inc.                      California
QRS Limited                                                   United Kingdom
SDGI Holdings, Inc.                                           Delaware
Sofamor Danek (UK) Limited                                    England
Sofamor Danek Asia Pacific Limited                            Hong Kong
Sofamor Danek Australia Pty. Ltd.                             Australia
Sofamor Danek China Limited                                   China
Sofamor Danek Holdings, Inc.                                  Delaware


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Sofamor Danek Iberica S.A.                                    Spain
Sofamor Danek Italia S.r.l.                                   Italy
Sofamor Danek N.V.                                            Belgium
Sofamor Danek Nederland B.V.                                  Netherlands
Sofamor Danek Properties, Inc.                                Delaware
Sofamor Danek Singapore PTE, Ltd.                             Singapore
Sofamor Danek South Africa (Proprietary) Limited              South Africa
Sofamor S.N.C.                                                France
Surgical Navigation Technologies, Inc.                        Delaware
Synectics Medical Ltd                                         United Kingdom
Synectics Medical Poland Spolka z.oo.                         Poland
Telecardiocontrol, C.A.                                       Venezuela
Vitafin N.V.                                                  Netherlands
Vitatron AG                                                   Switzerland
Vitatron Beheersmaatschappij B.V.                             Netherlands
Vitatron Belgium N.V.                                         Belgium
Vitatron Denmark A/S                                          Denmark
Vitatron GmbH                                                 Austria
Vitatron GmbH                                                 Germany
Vitatron (Israel) Limited                                     Israel
Vitatron Japan Co., Ltd.                                      Japan
Vitatron Medical B.V.                                         Netherlands
Vitatron Medical Espana S.A.                                  Spain
Vitatron Medical Italia S.r.l.                                Italy
Vitatron Nederland B.V.                                       Netherlands
Vitatron N.V.                                                 Netherlands
Vitatron S.A.R.L.                                             France
Vitatron Sweden Aktiebolag                                    Sweden
Vitatron U.K. Limited                                         United Kingdom
Warsaw Orthopedic, Inc.                                       Indiana
World Medical Manufacturing Corporation                       Florida
X-Trode S.r.l.                                                Italy
Xomed France Holdings I, LLC                                  Delaware
Xomed France Holdings II, LLC                                 Delaware
Xomed France Holdings, SNC                                    France